As filed with the Securities and Exchange Commission on June 10, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of small business issuer in its charter)

Tennessee
(State or jurisdiction of incorporation or organization)

6021
(Primary Standard Industrial Classification Code Number)

62-1812853
(I.R.S. Employer Identification Number)

The Commerce Center
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
(615) 744-3700
(Address and telephone number of principal executive offices)

M. Terry Turner
The Commerce Center
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
(615) 744-3700
(Name, address and telephone number of agent for service)

Copies to:

Bob F. Thompson	Katherine M. Koops
Bass, Berry & Sims PLC	Powell, Goldstein, Frazer & Murphy LLP
315 Deaderick Street, Suite 2700	191 Peachtree Street, N.E. 16th Floor
Nashville, Tennessee 37238	Atlanta, Georgia 30303
(615) 742-6200	(404) 572-6600

         Approximate date of proposed sale to the public: As soon practicable after the effective date of this registration statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☒ Registration Number 333-87938

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

CALCULATION OF REGISTRATION FEE

Title of each class of		Proposed maximum	Proposed maximum
securities to be	Amount to be	offering price per	aggregate offering	Amount of
registered	registered	unit (1)	price	registration fee(1)

Common Stock, $1.00 par value	230,000 shares	$10.90	$2,507,000	$231

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the bid and asked price on June 6, 2002, as reported on the Nasdaq SmallCap Market.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The contents of the registration statement on Form SB-2 filed by Pinnacle Financial Partners, Inc. with the Securities and Exchange Commission (Registration No. 333-87938), as amended, pursuant to the Securities Act of 1933, as amended, including certain exhibits thereto, are incorporated by reference into this registration statement.

SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Nashville, State of Tennessee on June 10, 2002.

PINNACLE FINANCIAL PARTNERS, INC

By:	/s/ M. Terry Turner

M. Terry Turner, President, Chief Executive Officer and Director

SIGNATURE PAGE AND POWER OF ATTORNEY

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ M. Terry Turner M. Terry Turner	President, Chief Executive Officer, and Director (Principal executive officer)	June 10, 2002

/s/ Hugh M. Queener Hugh M. Queener	Executive Vice President, Chief Administrative Officer (Principal financial and accounting officer)	June 10, 2002

/s/ Robert A. McCabe, Jr. Robert A. McCabe, Jr.	Chairman of the Board of Directors	June 10, 2002

* Sue G. Atkinson	Director	June 10, 2002

* Gregory L. Burns	Director	June 10, 2002

Signature	Title	Date

* Colleen Conway-Welch	Director	June 10, 2002

* Clay T. Jackson	Director	June 10, 2002

* John E. Maupin, Jr.	Director	June 10, 2002

* Robert E. McNeilly, Jr.	Director	June 10, 2002

* Dale W. Polley	Director	June 10, 2002

* Linda E. Rebrovick	Director	June 10, 2002

* James L. Shaub, II	Director	June 10, 2002

* Reese L. Smith, III	Director	June 10, 2002

/s/ M. Terry Turner M. Terry Turner Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number		Description

1.1	—	Underwriting Agreement
5	—	Opinion of Bass, Berry & Sims PLC
23.1	—	Consent of KPMG LLP
23.2	—	Consent of Bass, Berry & Sims PLC (included in Exhibit 5)
24	—	Power of Attorney (Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 (Registration No. 333-87938)).

*	All other exhibits are incorporated by reference to the Registrant’s Registration Statement on Form SB-2 (Registration No. 333-87938).